UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

July 13, 2016

ALPINE AUTO BROKERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-204161	38-3970138
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11/F Johnson Industrial Mansion 340 Kwun Tong Road Kowloon Hong Kong

(Address of principal executive offices)

852 25900183

 (Registrant's telephone number, including area code)

     N/A

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendments to the Articles of Incorporation or Bylaws: Change in Fiscal Year

Alpine Auto Brokers, Inc. (the “Company”) amended its Articles of Incorporation with the State of Nevada in order to (i) change its name to “Balincan International Inc.” and (ii) effectuate a ten for one forward stock split and to increase the authorized shares of common stock from 100,000,000 to 1,000,000,000 (the “Amendments”). The board of directors of the Company approved the Amendments on June 20, 2016. The shareholders of the Company approved of the Amendments by written consent on June 20, 2016. The Amendments became effective on July 13, 2016. We are awaiting approval from FINRA.

ITEM 8.01 Other Events

On July 27, 2016, the Company submitted a request with FINRA to change its ticker symbol from “ALTB” to “BALN.” We are awaiting approval from FINRA

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1

Certificate of Amendment, stating (i) the name change, (ii) the ten for one forward stock split and (iii) increasing the authorized shares of common stock of the Company from 100,000,000 to 1,000,000,000.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 18, 2016

Alpine Auto Brokers, Inc.

/S/ Tsz Ting Ip

By: Tsz Ting Ip

Title: President

EXHIBIT INDEX

Exhibit No.	Document Description

3.1	Certificate of Amendment (i) stating the name change, (ii) implementing the ten for one forward stock split and (iii) increasing the authorized shares of common stock of the Company from 100,000,000 to 1,000,000,000.